                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             POLYMEDICA CORPORATION
                (Name of Registrant as Specified In Its Charter)

                                       M
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                             POLYMEDICA CORPORATION
                                11 STATE STREET
                          WOBURN, MASSACHUSETTS 01801

                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON SEPTEMBER 9, 1999

     The 1999 Annual Meeting of Stockholders of PolyMedica Corporation (the "Company") will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Thursday, September 9, 1999, at 9:00 a.m., local time, to consider and act upon the following matters:

     1. To elect two Class II Directors for the ensuing three years.

     2. To approve an amendment to the Company's 1998 Stock Incentive Plan (the "1998 Plan"), increasing from 315,000 to 515,000 the number of shares of Common Stock available for issuance under the Plan.

     3. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending March 31, 2000.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on July 19, 1999 are entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.

     All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,
                                          /s/ Eric G. Walters
                                          ERIC G. WALTERS, Clerk

Woburn, Massachusetts
August 6, 1999

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                             POLYMEDICA CORPORATION
                                11 STATE STREET
                          WOBURN, MASSACHUSETTS 01801

          PROXY STATEMENT FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON SEPTEMBER 9, 1999

                                GENERAL MATTERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PolyMedica Corporation (the "Company" or "PolyMedica") for use at the 1999 Annual Meeting of Stockholders to be held on September 9, 1999, and at any adjournment or adjournments of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Clerk of the Company.

     The Company's Annual Report for the fiscal year ended March 31, 1999 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about August 6, 1999.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE TREASURER, POLYMEDICA CORPORATION, 11 STATE STREET, WOBURN, MA 01801.

VOTING SECURITIES AND VOTES REQUIRED

     On July 19, 1999, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 9,230,512 shares of Common Stock of the Company, $.01 par value per share ("Common Stock"). Each share of Common Stock is entitled to one vote.

     The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

     The affirmative vote of holders of a plurality of votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of Directors. The affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote on the matter is required to approve the proposal to amend the 1998 Plan. The affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote on the matter is required for the approval of the ratification of the selection of the Company's accountants.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter. However, abstentions are considered to be shares present, or represented in determining whether a quorum exists.

SECURITY OWNERSHIP AND CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of June 30, 1999, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director;
(iii) each current executive officer named in the Summary Compensation Table under the heading "Compensation of Executive Officers" below and (iv) all directors and executive officers of the Company as a group.

     The number of shares of Common Stock beneficially owned by each director or executive officer is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after June 30, 1999 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

                                                                 NUMBER       PERCENTAGE
                                                               OF SHARES      OF SHARES
                                                              BENEFICIALLY   BENEFICIALLY
            NAME AND ADDRESS OF BENEFICIAL OWNER                OWNED(1)        OWNED
            ------------------------------------              ------------   ------------
Safeco Corporation (2)......................................   1,429,900         15.5%
  Safeco Plaza
  Seattle, WA 98185
John Hancock Mutual Life Insurance Company (3)..............     543,464          5.6%
  200 Clarendon Street
  Boston, MA 02116
Steven J. Lee (4)...........................................     693,294          7.1%
Arthur A. Siciliano, Ph.D. (5)..............................     426,690          4.5%
Eric G. Walters (6).........................................     248,154          2.6%
Thomas S. Soltys (7)........................................     117,625          1.3%
Daniel S. Bernstein, M.D. (8)...............................      40,737            *
Marcia J. Hooper (9)........................................      33,788            *
Frank W. LoGerfo, M.D. (10).................................      27,750            *
Peter K. Hoffman (11).......................................       9,760            *
All directors and executive officers as a group (9 persons)
  (12)......................................................   1,601,964         15.3%

---------------

  *  Represents holdings of less than one percent.

 (1) The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to the information contained in the footnotes to this table. Amounts shown include shares issuable pursuant to the exercise of options exercisable within 60 days after June 30, 1999.

 (2) Based upon a Schedule 13G filed by Safeco Corporation ("Safeco") filed on February 12, 1999 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules promulgated thereunder. Safeco disclaims any beneficial ownership of the shares reported. The reported shares are owned beneficially by registered investment companies for which a subsidiary of Safeco serves as advisor.

 (3) Represents shares of Common Stock issuable upon the exercise of a currently exercisable stock purchase warrant at an exercise price of $5.18 per share issued in connection with the sale by a subsidiary of the Company of $25 million 10.9% Guaranteed Senior Secured Notes due January 31, 2003, to John Hancock Mutual Life Insurance Company.

 (4) Includes 94,419 shares held by a family trust for which Mr. Lee, his spouse and family are beneficiaries and 501,954 shares issuable upon exercise of outstanding stock options held by Mr. Lee that are exercisable within 60 days after June 30, 1999. See "Fiscal Year-End Option Table" below.

 (5) Includes 357,371 shares issuable upon exercise of outstanding stock options held by Dr. Siciliano that are exercisable within 60 days after June 30, 1999. See "Fiscal Year-End Option Table" below.

 (6) Includes 227,650 shares issuable upon exercise of outstanding stock options held by Mr. Walters that are exercisable within 60 days after June 30, 1999. See "Fiscal Year-End Option Table" below.

 (7) Includes 17,625 shares issuable upon exercise of outstanding stock options held by Mr. Soltys that are exercisable within 60 days after June 30, 1999.

 (8) Includes 33,000 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days after June 30, 1999, and 4,620 shares held by Dr. Bernstein in an IRA account.

 (9) Includes 33,000 shares issuable upon exercise of outstanding stock options held by Ms. Hooper that are exercisable within 60 days after June 30, 1999.

(10) Includes 27,750 shares issuable upon exercise of outstanding stock options held by Dr. LoGerfo that are exercisable within 60 days after June 30, 1999.

(11) Includes 9,760 shares issuable upon exercise of outstanding stock options held by Mr. Hoffman that are exercisable within 60 days after June 30, 1999.

(12) Includes 1,212,276 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days after June 30, 1999. See "Fiscal Year-End Option Table" below.

                                    ITEM ONE
                             ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of two Class I Directors, two Class II Directors, and two Class III Directors. The Class I, Class II, and Class III Directors will serve until the annual meetings of stockholders to be held in 2001, 1999, and 2000, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, one class of directors is elected for a full term of three years to succeed the class whose term is expiring.

     The persons named in the enclosed proxy will vote to elect Steven J. Lee and Thomas S. Soltys, the nominees named below, as Class II Directors, unless the proxy is marked otherwise. Mr. Lee and Mr. Soltys are currently Class II Directors of the Company.

     Mr. Lee and Mr. Soltys will be elected to hold office until the 2002 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Mr. Lee and Mr. Soltys have indicated their willingness to serve, if elected; however, if Mr. Lee or Mr. Soltys should be unable to serve, the proxies may be voted for a substitute nominee designated by the Board of Directors. It is not presently contemplated that either of the nominees will be unavailable to serve.

     The following table sets forth the name, age, length of service as a director of each member of the Board of Directors, including the nominees for Class II Directors, information given by each such person concerning all positions he or she holds with the Company, his or her principal occupation and business experience for the past five years and the names of other publicly-held companies of which he or she serves as a director. Information with respect to the number of shares of Common Stock of the Company beneficially owned by him or her on June 30, 1999, and the percentage of all outstanding shares of Common Stock owned by him or her on such date, appears above under "Security Ownership and Certain Beneficial Owners and Management."

                      NOMINEES FOR TERM TO EXPIRE IN 2002
                              (CLASS II DIRECTORS)

     THOMAS S. SOLTYS, age 51, has been a director since March 1996. Mr. Soltys has served as President of Boston Special Risks Insurance Agency, Inc. since 1988 and has been its sole owner since 1994.

     STEVEN J. LEE, age 52, has been a director since 1990. Mr. Lee has served as Chairman of the Company since June 1996 and Chief Executive Officer and a director of the Company since 1990. He served as President of the Company from 1990 through June 1996. Mr. Lee served as manager in the Mergers and Acquisitions practice at Coopers & Lybrand L.L.P. from March 1990 to May 1990. Previously, he was President and a director of Shawmut National Ventures from November 1987 to March 1990, and served as President, Chief Executive Officer and a director of RepliGen Corporation from 1984 to 1986. Currently he is a director of Commonwealth BioVentures, Inc. and Fibersense Technology Corporation.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2001
                              (CLASS I DIRECTORS)

     FRANK W. LOGERFO, M.D., age 58, has been a director since 1994. Dr. LoGerfo has been Attending Surgeon, Associate Chairman for Research, Department of Surgery, and Chief, Division of Vascular Surgery, Beth Israel Deaconess Medical Center since 1987. Dr. LoGerfo has served as William V. McDermott Professor of Surgery at Harvard Medical School since 1991.

     MARCIA J. HOOPER, age 45, has been a director since 1991. Ms. Hooper served as General Partner of three venture capital funds of Ampersand Ventures from 1985 to 1993 and is currently a limited partner of the general partner of three venture capital funds of Ampersand Ventures. Ms. Hooper served as General Partner of Viking Partners Capital Limited Partnership from 1993 to 1996. Currently, she is Vice President and Partner of Advent International Corporation.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2000
                             (CLASS III DIRECTORS)

     DANIEL S. BERNSTEIN, M.D., age 72, has been a director since 1992. Dr. Bernstein has been a physician at Brigham Medical Associates, Boston, Massachusetts, since 1993; a lecturer at Harvard Medical School, Cambridge, Massachusetts, since 1993; and Clinical Professor of Medicine Emeritus, Boston University School of Medicine since 1973.

     PETER K. HOFFMAN, age 50, has been a director since June 1997. Mr. Hoffman has served as President of Commercial Operations for the Duracell North Atlantic Group of The Gillette Company since January 1998. He served as Senior Vice President, Business Management, for the North Atlantic Group of The Gillette Company from 1988 to 1998. Mr. Hoffman joined The Gillette Company in 1972 and has held a variety of product management positions. He currently serves as Senior Vice President, Global Business Management Group, Gillette Grooming Products, The Gillette Company.

BOARD AND COMMITTEE MEETINGS

     The Company has a standing Audit Committee of the Board of Directors which provides the opportunity for direct contact between the Company's independent public accountants and the Board. The Audit Committee has responsibility for recommending the appointment of the Company's independent public accountants, reviewing the scope and results of audits and reviewing the Company's internal accounting control policies and procedures. In the year ended March 31, 1999, the Audit Committee included Marcia J. Hooper and Peter Hoffman and held two meetings.

     The Company also has a standing Compensation Committee of the Board of Directors which provides recommendations to the Board regarding executive and employee compensation programs of the Company. The Compensation Committee also administers the Company's 1998 Plan. In the year ended March 31, 1999, the Compensation Committee included Ms. Hooper and Drs. Bernstein and LoGerfo and held three meetings.

     The Company also has a standing Executive Committee which provides assistance to the Board of Directors. In the year ended March 31, 1999, Executive Committee members included Mr. Lee, Dr. LoGerfo and Ms. Hooper. As the full Board of Directors had frequent meetings, no meetings of the Executive Committee were held in the year ended March 31, 1999.

     The Board of Directors held five meetings during the year ended March 31, 1999. All directors attended at least 75% of the total number of meetings of the Board of Directors and all committees on which they served during their service as directors.

     There are no family relationships between or among any officers or directors of the Company.

DIRECTORS' COMPENSATION

     Non-employee directors receive $12,500 in annual cash compensation for attending Board and Committee Meetings. Directors who are officers or employees of the Company do not receive any additional compensation for their services as directors.

     Non-employee directors are entitled to participate in the 1998 Plan, which, among other things, provides for discretionary grants of non-qualified stock options to members of the Company's Board of Directors who are not employees of the Company.

     Under the Company's 1998 Plan, Drs. Bernstein and LoGerfo, Ms. Hooper, and Messrs. Hoffman and Soltys each were granted an option to purchase 7,500 shares of Common Stock, at an exercise price of $7.75 per share, on September 10, 1998.

COMPENSATION OF EXECUTIVE OFFICERS

     SUMMARY COMPENSATION TABLE. The following table sets forth certain information with respect to the annual and long-term compensation for each of the last three fiscal years of the Company's Chairman and Chief Executive Officer and the Company's other most highly compensated executive officers who were serving as executive officers on March 31, 1999, and a former executive officer who would have been among the most highly compensated executive officers had he been serving as such on March 31, 1999:

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                                                       COMPENSATION
                                               ANNUAL COMPENSATION     -------------
                                               --------------------     SECURITIES      ALL OTHER
         NAME AND PRINCIPAL                     SALARY      BONUS       UNDERLYING     COMPENSATION
              POSITION                 YEAR      ($)        ($)(1)     OPTIONS(#)(2)    ($)(3)(4)
         ------------------            ----    --------    --------    -------------   ------------
Steven J. Lee........................  1999    $293,515    $380,360        41,000         $9,278
  Chairman and                         1998     261,492     144,167        40,000          4,529
  Chief Executive Officer              1997     240,408      90,000       359,961          5,527
Arthur A. Siciliano, Ph.D............  1999     249,914     295,640        32,500          9,465
  President                            1998     229,577      78,167        30,000          4,383
                                       1997     215,447      50,000       236,094          6,185
Eric G. Walters......................  1999     160,583     191,500        19,000          8,828
  Chief Financial Officer,             1998     143,729      49,166        25,000          3,836
  Treasurer and Clerk                  1997     133,406      37,500       144,839          4,507
Mark A. Libratore (5)................  1999     241,462      18,750         9,000          6,255
  Former President, Liberty            1998     144,519      22,942        25,000          4,810
  Medical Supply, Inc.                 1997      65,604          --        44,035          1,170

---------------
(1) These amounts were either paid or accrued in the year shown.

(2) Represents options granted under the Company's 1990 Stock Option Plan and the 1998 Stock Incentive Plan.

(3) Other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total salary and bonus for each named executive officer for such year.

(4) Represents the Company's matching cash contribution paid and/or accrued under the Company's 401(k) Plan and the taxable portion of group term life insurance paid by the Company. Mr. Lee received $7,082, $2,634, and $4,469 in 401k matching contributions in 1999, 1998 and 1997, respectively, and $2,196, $1,895, and $1,058 in taxable group term life benefits in 1999, 1998, and 1997, respectively. Dr. Siciliano received $7,638, $2,715, and $4,728 in 401k matching contributions in 1999, 1998 and 1997, respectively, and $1,827, $1,668, and $1,457 in taxable group term life benefits in 1999, 1998, and 1997, respectively. Mr. Walters received $8,181, $3,281, and $4,207 in 401k matching contributions in 1999, 1998 and 1997, respectively, and $647, $555, and $300 in taxable group term life benefits in 1999, 1998, and 1997, respectively. Mr. Libratore received $5,316, $4,272, and $1,010 in 401k matching contributions in 1999, 1998 and 1997, respectively, and $939, $538, and $160 in taxable group term life benefits in 1999, 1998, and 1997, respectively.

(5) Mr. Libratore resigned from his position as President of Liberty Medical Supply, Inc. effective March 1, 1999.

     OPTION GRANT TABLE. The following table sets forth certain information regarding options granted during the year ended March 31, 1999 by the Company to the executive officers in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE
                                                                                                 VALUE
                                                                                           AT ASSUMED ANNUAL
                                                                                               RATES OF
                                               PERCENT OF                                     STOCK PRICE
                                 NUMBER OF    TOTAL OPTIONS    EXERCISE                    APPRECIATION FOR
                                SECURITIES     GRANTED TO         OR                        OPTION TERM (5)
                                UNDERLYING    EMPLOYEES IN    BASE PRICE    EXPIRATION   ---------------------
             NAME               OPTIONS (#)     YEAR 1999     ($ /SH) (3)    DATE (4)       5%          10%
             ----               -----------   -------------   -----------   ----------   ---------   ---------
Steven J. Lee.................    16,000(1)        6.96%        $7.7500      09/10/08    $ 77,982    $197,623
                                  25,000(2)       10.88%         7.5625      03/30/09     118,899     301,316
Arthur A. Siciliano, Ph.D.....    12,500(1)        5.44%         7.7500      09/10/08      60,923     154,393
                                  20,000(2)        8.71%         7.5625      03/30/09      95,119     241,053
Eric G. Walters...............     9,000(1)        3.92%         7.7500      09/10/08      43,865     111,163
                                  10,000(2)        4.35%         7.5625      03/30/09      47,559     120,526
Mark A. Libratore.............     9,000(1)        3.92%         7.7500      09/10/08      43,865     111,163

---------------

(1) This grant vests one third on the date of grant and the remaining portion vests in eight equal installments over eight quarters beginning after the first anniversary of the date of grant.

(2) This grant vests over twelve equal quarterly installments, commencing with the date of grant.

(3) The exercise price is equal to the fair market value of the Company's Common Stock on the date of grant.

(4) Options expire at the end of the option term, which is ten years from the date of grant.

(5) Amounts represent hypothetical gains that could be achieved for options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date options are granted.

     FISCAL YEAR-END OPTION TABLE. The following table sets forth certain information regarding stock options exercised during the year ended March 31, 1999 and stock options held as of March 31, 1999 by the executive officers named in the Summary Compensation Table:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                                     NUMBER OF                     VALUE OF
                                                               SECURITIES UNDERLYING              UNEXERCISED
                                                              UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                                     SHARES       VALUE         FISCAL YEAR END(#)          FISCAL YEAR END ($) (1)
                                   ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
              NAME                 EXERCISE(#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
              ----                 -----------   --------   -----------   -------------   -----------   -------------
Steven J. Lee....................    33,000      $251,034       583,515      65,096       $1,813,890       $49,442
Arthur A. Siciliano, Ph.D........    26,250       190,299       347,327      51,804        1,049,782        41,431
Eric G. Walters..................    18,750       157,633       221,825      31,402          635,270        18,544
Mark A. Libratore................    15,000        81,563        40,174           0           78,651             0

---------------
(1) Total value of "in-the-money" unexercised options is based on the difference between the last sales price of the Company's Common Stock on the Nasdaq Stock Market on March 31, 1999 ($7.50 per share) and the exercise price of "in-the-money" options, multiplied by the number of shares subject to such options.

EMPLOYMENT AGREEMENTS

     The Company entered into employment agreements in 1990 with Mr. Lee and Dr. Siciliano, and in 1991 with Mr. Walters, pursuant to which each individual agreed to serve as an officer of the Company. Pursuant to the terms of the employment agreements, the officer receives a base salary which is reviewed annually by the Board of Directors. Each officer is entitled to receive an annual bonus payment in an amount, if any, to be determined by the Compensation Committee of the Board of Directors. The employment agreements, as amended to date, extend to November 30, 2001 for Mr. Lee, and to May 31, 2001 for Dr. Siciliano and Mr. Walters.

     The term of the employment agreements will also be deemed to continue on a month-to-month basis if not expressly extended while each officer remains employed by the Company. Both the officer and the Company have the right to terminate an employment agreement at any time with or without cause upon 30 days' prior written notice. In the event that the Company terminates an employment agreement without cause or an officer terminates his employment for good reason (as defined in the agreement) following a change of control (as defined in the agreement), such officer will be entitled to receive his base salary at termination for the longer of one year or the remainder of his employment period up to a maximum of eighteen months. In the event of a change in control, following which an executive's employment is terminated other than for cause including, without limitation, the failure to renew an employment contract within two years following such change in control (as defined in the agreement), such executive will receive an amount equal to 2.99 times his annual compensation. Each officer has also agreed not to compete with the Company for one year following termination of his employment.

     Pursuant to these agreements, Mr. Lee, Dr. Siciliano, and Mr. Walters currently receive a base salary of $333,960, $284,350, and $179,388, respectively.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by a standing Compensation Committee composed of three non-employee directors. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors. The Company's executive compensation program is designed to retain and reward senior executives who will lead the Company and achieve business objectives within the markets in which the Company competes.

  Compensation Philosophy

     The objectives of the Company's compensation programs are to align business objectives with a combination of base pay, bonuses and stock options tailored toward individual performance. In a competitive environment, it is important that the Company be able to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Company's executive compensation philosophy is based upon the following principles:

     I.  Competitive and Fair Compensation

          With respect to fiscal 1999 compensation, the Company based compensation decisions in part on a 1999 study performed for the Company which reviewed the compensation structure for the Company's executive officers and made recommendations to the Compensation Committee with respect to base salary. Base salary, performance-based bonuses and stock-based compensation are based on the intention of ensuring that the Company's executive officers were compensated in the highest quartile of comparable entities.

          The Company seeks to achieve a balance of the compensation paid to a particular individual with the contribution made by that individual in the achievement of the Company's objectives.

     II.  Business Plan and Goals

          The Company holds strategic planning sessions to review its strategic and business plan goals. This review includes the analysis of such factors as achievement of operating budgets, licensing, development of alliances with third parties, introduction of new processes and products, manufacturing efficiencies, raising of capital, potential acquisitions and overall performance relative to its competitors. The performance of each officer is evaluated by the Board with respect to how the executive has contributed to achieving the business plan and goals.

     III.  Executive Compensation Program

          Annual compensation for executive officers consists of the following three fundamental elements:

     - A base salary within an established competitive salary range that is determined by individual contributions and sustained performance.

     - An annual bonus structure tied to the achievement of corporate financial performance measures as well as the achievement of individual business-related objectives.

     -  A long-term incentive program afforded by stock options.

          Prior to determining base salary, cash bonuses and stock options for fiscal 1999, the Compensation Committee reviewed the extent to which each executive officer had achieved certain business objectives and analyzed its recommendations in light of companies at comparable stages of development and similar capitalization. Each of these three elements of compensation is discussed below.

          Base Salary. The Compensation Committee has reviewed salary amounts since the 1999 study and has adjusted salaries based on its assessment of each executive's individual performance and increases in salaries paid by competitors.

          Bonuses. The Company's 1999 executive incentive compensation program (the "Incentive Program") provided for a cash pool to be paid out on the basis of achievement of specified individual, financial and strategic targets and objectives of the Company, including appreciation of the Company's stock, profitability and revenue targets, and new product introductions. Bonuses could be earned through the achievement of a combination of these targets and objectives.

          Long-Term Incentive Compensation. The Company's long-term incentive compensation program is implemented through the periodic grant of stock options. The Company's stock option program promotes a long-term congruity of interest between the Company's employees and its stockholders and assists in the retention of executives. The number of shares to be granted to each participant generally reflects the position of the executive within the Company and his or her contributions to the Company's achievement of the business plan and goals. Stock options are granted at the current market price and generally vest over a three-year period to encourage key employees to continue in the employ of the Company.

          Benefits. The Company's executive officers are entitled to receive medical benefits and life insurance benefits. They participate in the Company's 401(k) plan, to which the Company will make matching cash contributions and the 1992 Employee Stock Purchase Plan, which allows participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period. The above benefits are also available to all of the Company's employees.

          Summary of Compensation of Chief Executive Officer. In fiscal 1999, the Company's Chairman and Chief Executive Officer, Steven J. Lee, received salary and bonus compensation of $673,875, including base salary, beginning on August 1, 1997, at the annual rate of $276,000, adjusted on August 1, 1998, at the annual rate of $303,600, and bonus compensation of $380,360, which was based in part on the Incentive Program and in part on discretionary amounts determined by the Compensation Committee. The Compensation Committee has set Mr. Lee's total annual compensation including compensation derived from the Incentive Plan and the grant of stock options under the 1998 Plan at a level it believes to be competitive. Mr. Lee's bonus compensation for fiscal 1999 reflected the achievement of a combination of the Company's financial and strategic goals, as well as the principles set forth in the Incentive Program described above.

                                            Compensation Committee

                                            Daniel S. Bernstein, M.D.
                                            Frank W. LoGerfo, M.D.
                                            Marcia J. Hooper

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are Ms. Hooper and Drs. Bernstein and LoGerfo. No member of the Compensation Committee was at any time during fiscal 1999, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Act of 1933, as amended.

COMPARATIVE STOCK PERFORMANCE

     The comparative stock performance graph below compares the cumulative stockholder return on the Common Stock of the Company for the period from March 31, 1994, and through the years ended March 31, 1995, 1996, 1997, 1998 and 1999 with the cumulative total return on (i) the American Stock Exchange Composite Index (U.S. Companies) (the "AMEX Composite Index"), (ii) the Nasdaq Stock Market (the "Nasdaq Composite Index"), (iii) a peer index determined by the Company used in previous reports (the "Old Peer Group") and (iv) a new peer group (the "New Peer Group") determined by the Company to reflect more accurately the Company's shift in focus to direct-to-consumer diabetes supplies business and consumer healthcare. The graph assumes the investment of $100 in the Company's Common Stock, the AMEX Composite Index, the Nasdaq Composite Index, the Old Peer Group and the New Peer Group on March 31, 1994, and reinvestment of all dividends. Measurement points are on March 31, 1994, 1995, 1996, 1997, 1998 and 1999.

     The Old Peer Group consists of Chattem, Inc., Curative Health Services, Inc., Del Laboratories Inc., Health Management Systems, Inc., KV Pharmaceutical Company, Suburban Ostomy Supply Co., Transworld Healthcare, Inc., Universal Self Care, Inc., and Watson Pharmaceuticals Inc. In January 1998, Suburban Ostomy Supply, Inc. was acquired by Invacare Corporation. The share price of Invacare Corporation is included in the Old Peer Group as of March 31, 1998 and 1999, and replaced Suburban Ostomy Supply, Inc. as of January 1998. In January 1998, Universal Self Care, Inc. sold its operations to a private purchaser and became Tadeo Holdings, Inc. The share price of Tadeo Holdings, Inc. is included in the Old Peer Group as of March 31, 1998 and 1999, and replaced Universal Self Care, Inc. as of January 1998.

     The New Peer Group consists of Chronimed, Inc., Curative Health Services, Inc., Del Laboratories, Inc., IVC Industries, Inc., KV Pharmaceutical Company, Matria Healthcare, Inc., Moore Medical Corporation, Nutraceutical International Corporation, and Transworld Healthcare, Inc.

     Effective January 11, 1999, the Company's Common Stock commenced trading on the Nasdaq Stock Market under the symbol "PLMD." The Company's Common Stock had previously been traded on the American Stock Exchange under the symbol "PM."

                            STOCK PERFORMANCE GRAPH

                                 AMEX COMPOSITE     NASDAQ COMPOSITE                                               POLYMEDICA
                                      INDEX               INDEX          OLD PEER GROUP      NEW PEER GROUP        CORPORATION
                                 --------------     ----------------     --------------      --------------        -----------
'3/31/1994'                          100.00              100.00              100.00              100.00              100.00
'3/31/1995'                          108.00              111.00              167.00              118.00              138.00
'3/31/1996'                          133.00              151.00              236.00              185.00              171.00
'3/31/1997'                          130.00              168.00              197.00              144.00              140.00
'3/31/1998'                          181.00              255.00              361.00              219.00              345.00
'3/31/1999'                          179.00              343.00              374.00              106.00              210.00

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than ten percent of the registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company.

     Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

     Based on a review of its records, the Company believes that all directors, executive officers and ten percent stockholders filed timely reports under
Section 16(a) of the Exchange Act in fiscal 1999.

                              CERTAIN TRANSACTIONS

     In December 1994 and January 1997, certain officers of the Company purchased in the aggregate 100,000 and 100,000 shares, respectively, of the Company's Common Stock on the open market, which purchases were valued at an aggregate of $405,000 and $607,000, respectively.

     These purchases were funded by interest-free notes issued by the Company to each officer on the respective date. The terms of the notes provide for each executive to repay the Company within five years from the date of the note with Company shares having a market value equal to the original principal of the note. As required by the Internal Revenue Code, an annual amount equal to the market rate of interest at the time each note was issued is imputed to each officer. Total current amounts loaned and outstanding to Mr. Lee, Dr. Siciliano and Mr. Walters were $229,969, $188,128 and $140,861, respectively.

     Boston Special Risks Insurance Agency, Inc, of which Mr. Soltys, a Director of the Company, is President and Owner, is the Company's agent for corporate insurance. In the fiscal year ended March 31, 1999, the Company paid approximately $513,000 in premiums in connection with these insurance policies.

                                    ITEM TWO

                     AMENDMENT TO 1998 STOCK INCENTIVE PLAN

     The Board of Directors believes that the future success of the Company depends on its ability to attract, retain and motivate key employees with experience and ability. On June 11, 1998, the Board of Directors of the Company adopted the 1998 Stock Incentive Plan (the "1998 Plan"). The 1998 Plan was approved by the stockholders of the Company on September 10, 1998. Up to 315,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 1998 Plan.

     On July 16, 1999, the Board of Directors adopted, subject to stockholder approval, an amendment to the 1998 Plan, increasing from 315,000 to 515,000 the number of shares of Common Stock available for issuance pursuant to awards under the 1998 Plan (the "1998 Plan Amendment"). The last reported sale price on June 30, 1999 was $10.00 per share for the Company's Common Stock on the Nasdaq National Market.

SUMMARY OF THE 1998 PLAN

     The following is a brief summary of the 1998 Plan.

  Description of Awards

     The 1998 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively "Awards").

     Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years. The 1998 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

     Restricted Stock Awards. Restricted stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

     Other Stock-Based Awards. Under the 1998 Plan, the Board has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

  Eligibility to Receive Awards

     Officers, employees, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 1998 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 1998 Plan may not exceed 100,000 shares per calendar year.

     As of June 30, 1999, approximately 651 persons were eligible to receive Awards under the 1998 Plan, including the Company's four executive officers and five non-employee directors. The granting of Awards under the 1998 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

     On June 30, 1999, the last reported sale price of the Company's Common Stock on the Nasdaq Stock Market was $10.00.

  Administration

     The 1998 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1998 Plan and to interpret the provisions of the 1998 Plan. Pursuant to the terms of the 1998 Plan, the Board of Directors may delegate authority under the 1998 Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. The Board has authorized the Compensation Committee to administer certain aspects of the 1998 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 1998 Plan, the Board of Directors, the Compensation Committee, or any other committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

     The Board of Directors is required to make appropriate adjustments in connection with the 1998 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 1998 Plan.

  Consequences of Acquisition Events or Change in Control

     In the event of a merger, liquidation or other Acquisition Event (as defined in the 1998 Plan), the Board of Directors is authorized to provide for outstanding Options or other stock-based Awards to be assumed or substituted for, to accelerate the Awards to make them fully exercisable prior to consummation of the Acquisition Event or to provide for a cash out of the value of any outstanding options. In the case of a Change in Control of the Company (as defined in the 1998 Plan), which is a merger, liquidation or other similar event that is not approved by a majority of Distinterested Directors (as defined in the 1998 Plan), Awards outstanding under the 1998 Plan will be automatically accelerated to make them fully exercisable immediately prior to such event.

  Amendment or Termination

     No Award may be made under the 1998 Plan after June 11, 2008, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 1998 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company's stockholders.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1998 Plan and with respect to the sale of Common Stock acquired under the 1998 Plan.

  Incentive Stock Options

     In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

  Nonstatutory Stock Options

     As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

  Restricted Stock Awards

     A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a
Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.

  Other Stock-Based Awards

     The tax consequences associated with any other stock-based Award granted under the 1998 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award, the participant's holding period and the participant's tax basis for the Award or underlying Common Stock.

  Maximum Income Tax Rates on Capital Gain and Ordinary Income

     Long-term capital gain will be taxable at a maximum rate of 20%. Short-term capital gain and ordinary income will be taxable at a maximum rate of 39.6%. Phaseouts of personal exemptions and reductions of allowable itemized deductions at higher levels of income may result in slightly higher marginal tax rates. Ordinary compensation income will also be subject to a medicare tax and, under certain circumstances, a social security tax.

  Tax Consequences to the Company

     The grant of an Award under the 1998 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1998 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1998 Plan, including or as a result of the exercise of a nonstatutory stock option, a Disqualifying Disposition, or a Section 83(b) Election. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

BOARD RECOMMENDATION

     ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES ADOPTION OF THE 1998 PLAN AMENDMENT IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                   ITEM THREE

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Subject to ratification by the stockholders, the Board of Directors, on the recommendation of its Audit Committee, has selected the firm of PricewaterhouseCoopers LLP ("PwC") as the Company's independent public accountants for the current year. PwC (or one of its predecessors, Coopers & Lybrand L.L.P.) has served as the Company's independent public accountants since 1990.

     Representatives of PwC are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

     If the stockholders do not ratify the selection of PwC as the Company's independent public accountants, the selection of such accountants will be reconsidered by the Board of Directors.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company at its principal office in Woburn, Massachusetts not later than April 8, 2000, for inclusion in the proxy statement for that meeting.

                                          By Order of the Board of Directors,
                                          /s/ Eric G. Walters
                                          Eric G. Walters, Clerk

August 6, 1999

     THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                SKU # 1105-PS-99

                                                                      APPENDIX 1
                                                                      ----------

                             POLYMEDICA CORPORATION

                            1998 STOCK INCENTIVE PLAN
                            -------------------------

1.       PURPOSE

         The purpose of this 1998 Stock Incentive Plan (the "Plan") of PolyMedica Corporation, a Massachusetts corporation (the "Company"), is to advance the interests of the Company's shareholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's shareholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of PolyMedica Corporation, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.       ELIGIBILITY

         All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant".

3.       ADMINISTRATION, DELEGATION

         1. ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No member of the Board shall be liable for any action or determination relating to the Plan. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith.

         2. DELEGATION TO EXECUTIVE OFFICERS. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

         3. APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). For so long as the common stock, $.01 par value per share, of the Company (the "Common Stock") is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act." All references in the Plan to the "Board" shall mean a Committee or the Board or the executive officer referred to in
Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.       STOCK AVAILABLE FOR AWARDS

         1. NUMBER OF SHARES. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 315,000(1) shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by

---------------------------
         (1)If the 1998 Plan Amendment is adopted, this number will become 515,000.

such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         2. PER-PARTICIPANT LIMIT. Subject to adjustment under Section 4(c), for Awards granted after the Common Stock is registered under the Exchange Act, the maximum number of shares with respect to which an Award may be granted to any participant under the Plan shall be 100,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

         3. ADJUSTMENT TO COMMON STOCK. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(c) applies and Section 8(e)(1) also applies to any event, Section 8(e)(1) shall be applicable to such event, and this Section 4(c) shall not be applicable.

5.       STOCK OPTIONS

         1. GENERAL. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

         2. INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

         3. EXERCISE PRICE. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

         4. DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

         5. EXERCISE OF OPTION. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

         6. PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

                  1.   in cash or by check, payable to the order of the Company;

                  2. except as the Board may otherwise provide in an Option Agreement, (i) by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price,
(ii) by delivery of shares of Common Stock owned by the Participant valued at the fair market value of such shares of Common Stock on the date of grant as determined in good faith by the Board (the "Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery, or (iii) by payment of such other lawful consideration as the Board may determine;

                  3. to the extent permitted by the Board and explicitly provided in an Option Agreement (i) by delivery of a promissory note of the Participant to the Company on terms determined by the Board together with an amount in cash at least equal to the aggregate par value per share of the shares being purchased; or

                  4.   any combination of the above permitted forms of payment.

6.       RESTRICTED STOCK

         1. GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, "Restricted Stock Award").

         2. TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.       OTHER STOCK-BASED AWARDS

         The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.       GENERAL PROVISIONS APPLICABLE TO AWARDS

         1. TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

         2. DOCUMENTATION. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

         3. BOARD DISCRETION. Except as otherwise provided by the Plan, each type of Award may be made alone in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

         4. TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

         5. EXTRAORDINARY CORPORATE TRANSACTIONS.

                  1. CHANGE IN CONTROL. A "Change of Control of the Company" (as defined in Section 9) shall have the effects set forth in Section 9.

                  2. ACQUISITION EVENTS. Upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall take any one or more of the following actions with respect to then outstanding Awards: (i) provide that outstanding Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code; (ii) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants within a specified period following the date of such notice; (iii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of the Acquisition Event and that Participants shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options; (iv) provide that all Restricted Stock Awards then outstanding shall become free of all restrictions prior to the consummation of the Acquisition Event; and (v) provide that any other stock-based Awards outstanding (A) shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award, prior to the consummation of the Acquisition Event, or (B) shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).

         An "Acquisition Event" shall mean: (a) a transaction to which Section 9 does not apply and (b) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (c) any sale of all or substantially all of the assets of the Company; (d) the complete liquidation of the Company; or (e) the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.

                  3. ASSUMPTION OF OPTIONS UPON CERTAIN EVENTS. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

         (f) WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

         (g) AMENDMENT OF AWARD. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

         (h) CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

         (i) ACCELERATION. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of all restrictions or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.       CHANGE IN CONTROL

         (a) ACCELERATION. Notwithstanding any other provision of the Plan and except as otherwise provided in the relevant option agreement, in the event of a "Change in Control of the Company" (as defined below), the exercise dates of all Options (or the vesting of all Restricted Stock Awards or other stock based Awards, as the case may be) granted to such Participant then outstanding shall be accelerated in full and any restrictions on exercising outstanding options or other Awards issued to such Participant pursuant to the Plan shall terminate. For purposes of the Plan, the term "Change in Control of the Company" shall have the following meaning: A "Change in Control of the Company" shall occur or be deemed to have occurred only if (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years ending during the term of the Plan (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect any transaction described in clause (i), (iii) or (iv) of this Section 9) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or whose nomination for election was previously so approved (collectively, the "Disinterested Directors"), cease for any reason to constitute a majority of the Board of Directors; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities or (C) a merger or consolidation which has been approved by a majority of the Disinterested Directors; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets which, in either case, has not previously been approved by a majority of the Disinterested Directors.

         (b) CONSEQUENCES OF CHANGE IN CONTROL OF THE COMPANY. Upon the occurrence of a Change in Control of the Company, or the execution by the Company of any agreement which results in a Change in Control of the Company, the Board shall take any one or more of the following actions with respect to then outstanding Awards: (i) provide that outstanding Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code; (ii) in the event of a transaction resulting in a Change in Control of the Company under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such transaction (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of such transaction and that Participants shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options; and (iii) provide that any other stock-based Awards outstanding shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).

         (c) BOARD RIGHT TO RESCIND ACCELERATION. Notwithstanding the foregoing, in the event that the Board of Directors is advised by the Company's independent public accountants that the acceleration of the exercised or vesting dates of outstanding Awards pursuant to this Section 9 would prevent the transaction resulting in a Change in Control of the Company from being accounted for under the "pooling of interests" method of accounting, the Board of Directors shall have the right to determine that Section 9(a) of the Plan shall not apply with respect to such transaction.

10.      MISCELLANEOUS

         1. NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

         2. NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

         3. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's shareholders, but Awards previously granted may extend beyond that date.

         4. AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirements. Amendments requiring stockholder approval shall become effective when adopted by the Board, but no Award granted to a Participant designated as subject to Section 162(m) by the Board shall become exercisable, realizable or vested (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant) unless and until such amendment shall have been approved by the Company's shareholders.

         5. GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of law.

         6. STOCKHOLDER APPROVAL. For purposes of the Plan, stockholder approval shall mean approval by a vote of Stockholders in accordance with Section 162(m) of the Code.

                    Adopted by the Board of Directors on June 11, 1998

                    Approved by the Stockholders on September 10, 1998

                    Amendment adopted by the Board of Directors on July 16, 1999

                             POLYMEDICA CORPORATION

               ANNUAL MEETING OF STOCKHOLDERS - SEPTEMBER 9, 1999


         The undersigned, having received notice of the meeting and management's Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Steven J. Lee, Arthur A. Siciliano and John K. P. Stone, III, and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting of Stockholders of PolyMedica Corporation (the "Company") to be held on Thursday, September 9, 1999 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

         Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

         IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR ANY PROPOSAL SPECIFIED BELOW, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.

         1. To elect the following two individuals as Class II Directors of the Company to serve for a three-year term ending at the 2002 Annual Meeting of Stockholders: Thomas S. Soltys and Steven J. Lee.

                           FOR  (   )     WITHHOLD AUTHORITY  (   )

                                          --------------------------------------
                                          To Withhold authority with respect to
                                          a particular nominee, write his or her
                                          name in the space provided above.

         2. To approve an amendment to the Company's 1998 Stock Incentive Plan (the "1998 Plan"), increasing from 315,000 to 515,000 the number of shares of Common Stock available for issuance under the 1998 Plan.

                       FOR  (   )     AGAINST (   )     ABSTAIN (   )

         3. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ended March 31, 2000.

                       FOR  (   )     AGAINST (   )     ABSTAIN (   )

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

         Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.

                                     ----------------------------------
                                     ----------------------------------
                                     Signature(s)

                                     Dated: ---------------------------